Exhibit 10.9
2020 EQUITY INCENTIVE PLAN OF
DIGITAL TURBINE, INC.
Digital Turbine, Inc. (the “Company”) hereby adopts in its entirety the 2020 Equity Incentive Plan of Digital Turbine, Inc. (as may be amended from time to time, the “Plan”), on September 15, 2020 (the “Adoption Date”). Unless otherwise defined, terms with initial capital letters are defined in Section 2 below.
SECTION 1.
BACKGROUND AND PURPOSE
1.1Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock, and Restricted Stock Units.
1.2Purpose of the Plan. The Plan is intended to attract, motivate and retain the following individuals: (a) employees of the Company or its Affiliates; (b) directors of the Company or any of its Affiliates who are employees of neither the Company nor any Affiliate; and (c) consultants who provide significant services to the Company or its Affiliates. The Plan is also designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s stockholders.
SECTION 2.
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1“1933 Act” means the Securities Act of 1933, as amended. Reference to a specific section of the 1933 Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.
2.2“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.
2.3“Administrator” means the Committee. Except as otherwise determined by the Board, with respect to any Award issued to a Section 16 Person, the Administrator shall consist solely of the Board or a Committee consisting of two or more Nonemployee Directors.
2.4“Affiliate” means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
2.5“Applicable Law” means the legal requirements relating to the administration of Options, SARs, Restricted Stock, Restricted Stock Units and similar incentive plans under any applicable laws, including but not limited to federal and state employment, labor, privacy and securities laws, the Code, and applicable rules and regulations promulgated by the NASDAQ Stock Market, New York Stock Exchange, or the requirements of any other stock exchange or quotation system upon which the Shares

Exhibit 10.9
may then be listed or quoted.
2.6“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, and Restricted Stock Units.
2.7“Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.
2.8“Board” or “Board of Directors” means the Board of Directors of the Company.
2.9“Cashless Exercise” means the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the Shares acquired upon the exercise of an Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) or an immediate sale to the Company respecting all or any part of the Shares to which the Participant is entitled upon exercise of an Option pursuant to an extension of credit by the Company, on an interest-free basis, to the Participant of the purchase price (in such event, immediately following such sale, the Participant will deliver to the Company funds sufficient to satisfy such extension of credit).
2.10“Change in Control” means the occurrence of any of the following:
(a)Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the 1934 Act), becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or
(b)The sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the 1934 Act).
Notwithstanding the foregoing, to the extent any Award is subject to Section 409A of the Code and constitutes a Change in Control payment event under Section 409A of the Code, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Code.
2.11“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.12“Committee” means any committee appointed by the Board of Directors to administer the Plan, including, without limitation, the Compensation Committee.
2.13“Company” means Digital Turbine, Inc. or any successor thereto.
2.14“Consultant” means any consultant, independent contractor or other person who provides significant services to the Company or its Affiliates or any employee or affiliate of any of the foregoing, but who is neither an Employee nor a Director, and who otherwise may be offered securities registerable

Exhibit 10.9
pursuant to a registration statement on Form S-8 under the 1933 Act.
2.15“Continuous Status” as an Employee, Consultant or Director means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated. Continuous Status shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiary or successor, except to the extent inconsistent with Section 409Aof the Code if the applicable Award is subject thereto and termination of Continuous Status is otherwise a payment event for purposes of Section 409A of the Code under the Award. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If such reemployment is approved by the Company but not guaranteed by statute or contract, then such employment will be considered terminated on the ninety-first (91st) day of such leave and on such date any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. In the event a Participant’s status changes among the positions of Employee, Director and Consultant, the Participant’s Continuous Status as an Employee, Director or Consultant shall not be considered terminated solely as a result of any such changes in status.
2.16“Director” means any individual who is a member of the Board of Directors of the Company or an Affiliate of the Company.
2.17“Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time, including reliance upon any determination that a Participant is disabled for purposes of benefits under any accident or disability plan maintained by the Company or an Affiliate in which a Participant participates.
2.18“Effective Date” means the date on which stockholder approval of this Plan is obtained.
2.19“Employee” means any individual who is a common-law employee of the Company or of an Affiliate.
2.20“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option, and the price used to determine the number of Shares payable to a Participant upon the exercise of a SAR.
2.21“Fair Market Value” means, as of any date, provided the Shares are listed on a national securities exchange, an established stock exchange or a national market system, the Fair Market Value of a Share shall be the closing sales price for such stock on the Grant Date of the Award. If no sales were reported on such Grant Date of the Award, the Fair Market Value of a Share shall be the closing price for such stock as quoted on such exchange (or the exchange with the greatest volume of trading in the Shares) on the last market trading day with reported sales prior to the date of determination. In the case where the Company is not listed on a national securities exchange, an established stock exchange or a national market system, Fair Market Value shall be determined by the Board in good faith in accordance with Sections 409A and 422 of the Code and the applicable Treasury regulations and such determination shall

Exhibit 10.9
be conclusive and binding on all persons.
2.22“Fiscal Year” means a fiscal year of the Company.
2.23“Grant Date” means the date the Administrator adopts a resolution, or takes other appropriate corporate action, expressly granting an Award to a Participant or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
2.24“Incentive Stock Option” means an Option to purchase Shares, which is designated as an Incentive Stock Option and meets the requirements of Section 422 of the Code.
2.25“Misconduct” means any act or omission giving the Company (or any Affiliate) the right to terminate for “Cause” as defined in Participant’s employment or service agreement with the Company (or any Affiliate), or in the absence of such an agreement or such a definition, means commission of any act contrary or harmful to the interests of the Company (or any Affiliate) and shall include, without limitation: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (c) misuse of any confidential, secret, privileged or non-public information relating to the Company’s (or any Affiliate’s) business, or (e) participating in a hostile takeover attempt of the Company or an Affiliate. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to whether a Participant has engaged in Misconduct.
2.26“Net Exercise” means a procedure through which the number of Shares necessary to pay the purchase price will be withheld from the number of Shares that would otherwise be issued to the Participant upon the exercise of an Option.
2.27“Nonemployee Director” means a Director who is not employed by the Company or an Affiliate and otherwise meets the requirements as a “nonemployee director” within the meaning of Rule 16b-3.
2.28“Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.
2.29“Option” means an Award of an Incentive Stock Option or a Nonqualified Stock Option granted to a Participant pursuant to Section 5.
2.30“Participant” means an Employee, Director or Consultant who has an outstanding Award.
2.31“Period of Restriction” means the period during which the transfer of Restricted Stock is subject to restrictions that subject the Shares to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator, in its discretion.
2.32“Plan” means this 2020 Equity Incentive Plan of Digital Turbine, Inc., as set forth in this instrument and as hereafter amended or restated from time to time.
2.33“Restricted Stock” means an Award of restricted Shares granted to a Participant pursuant

Exhibit 10.9
to Section 7 that constitutes a transfer of ownership of Shares to a Participant from the Company that are subject to restrictions against transferability, assignment, and hypothecation until such restrictions lapse. The restrictions against transferability lapse when the Participant has met the specified vesting requirements. Vesting can be based on continued employment or service over a stated service period, or on the attainment of specified Performance Goals. If employment or service is terminated prior to vesting, the unvested Restricted Stock revert back to the Company.
2.34“Restricted Stock Units” means an Award granted to a Participant pursuant to Section 8 that constitutes a promise to deliver to a Participant a specified number of Shares, or the equivalent value in cash, upon satisfaction of the vesting requirements set forth in the Award Agreement. Vesting can be based on continued employment or service over a stated service period, or on the attainment of specified Performance Goals. If employment or service is terminated prior to vesting, the unvested Restricted Stock Units revert back to the Company.
2.35“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.
2.36“SEC” means the U.S. Securities and Exchange Commission.
2.37“Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.
2.38“Shares” means shares of common stock of the Company.
2.39“Stock Appreciation Right” or “SAR” means an Award of the right to receive a payment in cash or Shares granted to a Participant pursuant to Section 6 that upon exercise, gives a Participant a right to receive a payment in cash, or the equivalent value in Shares, equal to the difference between the Fair Market Value of the Shares on the exercise date and the Exercise Price. Both the number of SARs and the Exercise Price shall be determined on the Grant Date. For example, assume a Participant is granted 100 SARs at an Exercise Price of $10 and the award agreement specifies that the net gain will be settled in Shares. Also assume that the SARs are exercised when the underlying Shares have a Fair Market Value of $20 per Share. Upon exercise of the SAR, the Participant is entitled to receive 50 Shares (($20-$10)*100)/$20].
2.40“Subsidiary” means any corporation or other business entity in an unbroken chain of corporations or entities beginning with the Company if each of the corporations or entities other than the last corporation or entity in the unbroken chain then owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or entities in such chain.
SECTION 3
ADMINISTRATION
3.1The Administrator. The Administrator shall be appointed by the Board of Directors from time to time.
3.2Authority of the Administrator. It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to determine the following: (a) which Employees,

Exhibit 10.9
Directors and Consultants shall be granted Awards; (b) the terms, conditions and the amendment of Awards, including the express power to amend an Award to include a provision to reduce the Exercise Price of any outstanding Option or other Award after the Grant Date, or to cancel an outstanding Option or other Award in exchange for the grant of a new Option or other Award with an Exercise Price equal to the Fair Market Value on the Grant Date; (c) interpretation of the Plan; (d) adoption of rules for the administration, interpretation and application of the Plan as are consistent therewith; and (e) interpretation, amendment or revocation of any such rules. Notwithstanding the foregoing, if any amendment of an outstanding Award effects a repricing, stockholder approval shall be required before the repricing is effective.
3.3Delegation by the Administrator. The Administrator, in its discretion and on such terms and conditions as it may provide, may delegate (a) all or any part of its authority and powers under the Plan to one or more Directors and (b) certain aspects of day-to-day administration of the Plan to one or more officers or employees of the Company or any of its subsidiaries or to one or more agents; provided, however, in the case where the Company is listed on an established stock exchange or quotation system, the Administrator may not delegate its authority and powers (y) with respect to Section 16 Persons or (z) in any way which would jeopardize the Plan’s qualification under Rule 16b-3.
3.4Decisions Binding. All determinations and decisions made by the Administrator, the Board and any delegate of the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by Applicable Law.
3.5Indemnification. In addition to such other rights of indemnification as its members may have as Directors or members of the Committee, and to the extent allowed by Applicable Law, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after the institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
SECTION 4
SHARES SUBJECT TO THE PLAN
4.1Number of Shares. Subject to adjustment, as provided in Section 4.3, the total number of Shares initially available for grant under the Plan shall be 12,000,000 (the “Total Share Reserve”). Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise. Subject to adjustment, as provided in Section 4.3, the entirety of the Total Share Reserve may be issued pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).
4.2Lapsed Awards. If any Award made under the Plan expires, or is forfeited or cancelled,

Exhibit 10.9
the Shares underlying such Awards shall become available for future Awards under the Plan. Notwithstanding the foregoing, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan is such Shares are (a) Shares tendered in payment of an Option, (b) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) Shares covered by a stock-settled SAR or other Award that were not issued upon the settlement of the Award.
4.3Adjustments in Awards and Authorized Shares. The number and kind of Shares covered by each outstanding Award, and the per Share Exercise Price of each such Award, shall be equitably adjusted to reflect any stock split, reverse stock split, reorganization, recapitalization, combination or exchange, reclassification, the payment of a stock dividend on the common stock, or any other event or transaction that affects the number or kind of such Shares, including, without limitation, those events or transactions which are effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. An adjustment under this Section 4.3 that adjusts the per Share Exercise Price will not be considered a repricing for purposes of Section 3.2 or 10.2. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option. No adjustment shall result in an Award for a fraction of a Share; instead, the number of Shares subject to an Award will be rounded down to the next lowest whole Share.
4.4Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Options intended to qualify as Incentive Stock Options shall be counted against the ISO Limit. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan on an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Reserve.
4.5Legal Compliance. Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of Options and rights and the issuance and delivery of Shares shall comply with the 1933 Act, the 1934 Act and other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any Award made in violation hereof shall be null and void.
4.6Investment Representations. As a condition to the exercise of an Option or other right, the Company may require the person exercising such Option or right to represent and warrant at the time of exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
SECTION 5
STOCK OPTIONS
The provisions of this Section 5 are applicable to Options granted to Employees, Directors and

Exhibit 10.9
Consultants. Such Participants shall also be eligible to receive other types of Awards as set forth in the Plan.
5.1Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted at any time and from time to time as determined by the Administrator in its discretion. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Administrator, in its discretion and subject to Section 4.1, shall determine the number of Shares subject to each Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.
5.2Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
5.3Exercise Price. The Administrator shall determine the Exercise Price for each Option subject to the provisions of this Section 5.3.
5.3.1Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the per Share Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as determined by the Administrator.
5.3.2Incentive Stock Options. The grant of Incentive Stock Options shall be subject to the following limitations:
(a)The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date;
(b)Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or a Subsidiary, and may not be granted to Consultants or Directors. In the event the Company fails to obtain stockholder approval of the Plan within twelve (12) months from the Adoption Date, all Options granted under this Plan designated as Incentive Stock Options shall become Nonqualified Stock Options and shall be subject to the provisions of this Section 5 applicable to Nonqualified Stock Options.
(c)To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5.3.2(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and

Exhibit 10.9
(d)In the event of a Participant’s change of status from Employee to Consultant or Director, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option three (3) months and one (1) day following such change of status.
5.3.3Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer, and such Options may be granted with an Exercise Price less than the Fair Market Value of a Share on the Grant Date; provided, however, the grant of such substitute Option shall not constitute a “modification” as defined in Section 424(h)(3) of the Code and the applicable Treasury regulations.
5.4Expiration of Options.
5.4.1Expiration Dates. Unless otherwise specified in an Award Agreement, each Option shall immediately terminate on the date a Participant ceases his/her/its Continuous Status as an Employee, Director or Consultant with respect to the Shares that have not vested. With respect to the vested Shares underlying a Participant’s Option, unless otherwise specified in the Award Agreement, each Option shall terminate no later than the first to occur of the following events:
(a)Date in Award Agreement. The date for termination of the Option set forth in the written Award Agreement;
(b)Termination of Continuous Status as Employee, Director or Consultant. The last day of the three (3)-month period following the date the Participant ceases his/her/its Continuous Status as an Employee, Director or Consultant (other than termination for a reason described in subsections (c), (d), (e), or (f) below);
(c)Misconduct. In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates because the Participant has performed an act of Misconduct as determined by the Administrator, all unexercised Options held by such Participant shall expire upon such termination;
(d)Disability. In the event that a Participant’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan;
(e)Death. In the event of the death of a Participant, the Participant’s Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of

Exhibit 10.9
death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or
(f)10 Years from Grant. An Option shall expire no more than ten (10) years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.
5.4.2Administrator Discretion. Notwithstanding the foregoing the Administrator may, after an Option is granted, extend the exercise period that an Option is exercisable following a Participant’s termination of employment (subject to limitations applicable to Incentive Stock Options); provided, however, that such extension does not exceed the maximum term of the Option.
5.5Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. After an Option is granted, the Administrator, in its discretion, may accelerate the exercisability of the Option.
5.6Exercise and Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. No Option may be exercised for a fraction of a Share. If an Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitations set forth in Section 5.3.2, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant will be deemed to have exercised the Incentive Stock Option portion of the Option first.
5.6.1Form of Consideration. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Administrator, in its discretion, also may permit the exercise of Options and same-day sale of related Shares, exercise by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, Cashless Exercise, Net Exercise, or exercise by any other means which the Administrator, in its discretion, determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. Unless otherwise specifically provided in the Option, the Exercise Price of Shares acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Shares acquired, directly or indirectly from the Company, shall be paid only by Shares that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Company is publicly traded (i.e., the Shares are listed on a national securities exchange, any established stock exchange or a national market system) an exercise by a Director or officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

Exhibit 10.9
5.6.2Delivery of Shares. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), share certificates (which may be in book entry form) representing such Shares.
SECTION 6
STOCK APPRECIATION RIGHTS
6.1Grant of SARs. Subject to the terms of the Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Administrator.
6.1.1.Number of SARs. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.
6.1.2.Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, shall have discretion to determine the terms and conditions of SARs granted under the Plan, including whether upon exercise the SARs will be settled in Shares or cash. However, the Exercise Price of a SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.
6.2Exercise of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. After a SAR is granted, the Administrator, in its discretion, may accelerate the exercisability of the SAR. No SAR may be exercised with respect to a fraction of a Share.
6.3SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Administrator shall determine.
6.4Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator in its discretion as set forth in the Award Agreement, or otherwise pursuant to the provisions relating to the expiration of Options as set forth in Section 5.4.
6.5Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive (whichever is specified in the Award Agreement) from the Company either (a) a cash payment in an amount equal to (x) the difference between the Fair Market Value of a Share on the date of exercise and the SAR Exercise Price, multiplied by (y) the number of Shares with respect to which the SAR is exercised, or (b) a number of Shares by dividing such cash amount by the Fair Market Value of a Share on the exercise date. If the Administrator designates in the Award Agreement that the SAR will be settled in cash, upon Participant’s exercise of the SAR the Company shall make a cash payment to Participant as soon as reasonably practical.
SECTION 7
RESTRICTED STOCK
7.1Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock to Employees, Directors and Consultants in such amounts as the Administrator, in its discretion, shall determine. The Administrator shall determine the number of Shares to be granted to each Participant and the purchase price, if any, to be paid by the Participant for such Shares; provided, however, that no Award of Restricted Stock may be

Exhibit 10.9
granted or settled for a fraction of a Share. At the discretion of the Administrator, such purchase price may be paid by Participant with cash or through services rendered.
7.2Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its discretion, shall determine. Unless the Administrator determines otherwise, Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
7.3Transferability. Except as provided in this Section 7, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction.
7.4Other Restrictions. The Administrator, in its discretion, may impose such other restrictions on Restricted Stock as it may deem advisable or appropriate, including, without limitation, in accordance with this Section 7.4.
7.4.1General Restrictions. The Administrator may set restrictions based upon the achievement of specific Performance Goals (as defined in Section 9.17) (Company-wide, business unit, or individual), or any other basis determined by the Administrator in its discretion.
7.4.2Legend on Certificates. The Administrator, in its discretion, may place a legend or legends on the certificates representing Restricted Stock to give appropriate notice of such restrictions.
7.5Removal of Restrictions. Except as otherwise provided in this Section 7, Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after expiration of the Period of Restriction. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to Applicable Law. After Restricted Stock is granted, the Administrator, in its discretion, may accelerate the lapsing of restrictions with respect to a Participant’s Restricted Stock.
7.6Voting Rights. During the Period of Restriction, Participants holding Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.
7.7Dividends and Other Distributions. During the Period of Restriction, Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement; provided, that, any dividends or other distributions paid with respect to such Shares shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Administrator. The dividends or other distributions so withheld by the Administrator and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Administrator, in Shares having a Fair Market Value equal to the amount of such dividends or other distributions, if applicable on the lapse of the restrictions on such Share and, if such Share is forfeited, the Participant shall have no right to such dividends or other distributions.
7.8Return of Restricted Stock to Company. On the date that any forfeiture event set forth in the Award Agreement occurs, the Restricted Stock for which restrictions have not lapsed shall revert to

Exhibit 10.9
the Company and again shall become available for grant under the Plan.
SECTION 8
RESTRICTED STOCK UNITS
8.1Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Administrator in its sole and absolute discretion.
8.1.1Number of Restricted Stock Units. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to any Participant under an Award Agreement, subject to the limitations in Section 4.1. Nothwithstanding the foregoing, no Award of Restricted Stock Units may be granted or settled for a fraction of a Share.
8.1.2Value of a Restricted Stock Unit. Each Restricted Stock Unit granted under an Award Agreement represents the right to receive one Share, or the equivalent value in cash, upon satisfaction of the vesting conditions specified in the Award Agreement. In the event that the equivalent value in cash is paid, the amount of such payment shall be equal to the Fair Market Value of the applicable number of Shares as of the date the vesting conditions specified in the Award Agreement are satisfied.
8.2Vesting Conditions. In its sole and absolute discretion, the Administrator will set the vesting provisions, which may include any combination of time-based or performance-based vesting conditions. After Restricted Stock Units are granted, the Administrator, in its discretion, may accelerate the vesting of a Participant’s Restricted Stock Units and provide for immediate payment in accordance with Section 8.3.
8.3Form and Timing of Payment. The Administrator shall specify in the Award Agreement whether the Restricted Stock Units shall be settled in Shares or cash. In either case, payment will be made as soon as reasonably practical upon satisfaction of the vesting conditions.
8.4Cancellation of Restricted Stock Units. On the earlier of the cancellation date set forth in the Award Agreement or upon the termination of Participant’s Continuous Status as an Employee, Director or Consultant, all unvested Restricted Stock Units will be forfeited to the Company, and the underlying Shares again will be available for grant under the Plan.
SECTION 9
MISCELLANEOUS
9.1No Restriction on Corporate Action. Nothing contained in the Plan will be construed to prevent the Company or any Affiliate of the Company from taking any corporate action that is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary, or other person will have any claim against the Company or any Affiliate as a result of any such action.
9.2Change In Control. Unless otherwise provided in the Award Agreement, in the event of a Change in Control, unless an Award is assumed or substituted by the successor corporation, then (i) such Awards shall become fully exercisable as of the date of the Change in Control, whether or not otherwise then exercisable and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of

Exhibit 10.9
the date of the Change in Control.
9.3Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, the Participant shall have the right to exercise his or her Award for a period not less than ten (10) days immediately prior to such dissolution or transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable.
9.4No Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to an Award unless and until such Participant has satisfied all requirements with respect to the Shares granted under such Award or for exercise of such Award pursuant to its terms, as applicable.
9.5No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause. Unless otherwise provided by written contract, employment or service with the Company or any of its Affiliates is on an at-will basis only. Additionally, the Plan shall not confer upon any Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Director or the Company may have to terminate his or her directorship at any time.
9.6Other Benefits. Amounts paid under the Plan shall not be considered part of a Participant’s salary or compensation for purposes of determining or calculating other benefits under any other employee benefit plan or program of the Company.
9.7Participation. No Employee, Consultant or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
9.8Limitations on Awards. No Participant shall be granted an Award or Awards in any Fiscal Year in which the combined number of Shares underlying such Award(s) exceeds 500,000 Shares; provided, however, that such limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 4.3.
9.9Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Administrator shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.
9.10Non-Uniform Treatment. The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Administrator shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.
9.11Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or, otherwise, sale or disposition of all or substantially all of the business or assets of the Company.
9.12Beneficiary Designations. If permitted by the Administrator, a Participant under the Plan

Exhibit 10.9
may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.
9.13Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Administrator, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.
9.14Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which the Shares are then listed or traded or any blue sky or state securities laws.
9.15Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with Applicable Law or stock exchange listing requirements).
9.16Change in Control Obligations. In the sole and absolute discretion of the Administrator, an Award Agreement may provide that in the event of certain Change in Control events, which may include any or all of the Change in Control events described in Section 2.8, Shares obtained pursuant to this Plan shall be subject to certain rights and obligations, which include but are not limited to the following: (i) the obligation to vote all such Shares in favor of such Change in Control transaction, whether by vote at a meeting of the Company’s stockholders or by written consent of such stockholders; (ii) the obligation to sell or exchange all such Shares and all rights to acquire Shares, under this Plan pursuant to the terms and conditions of such Change in Control transaction; (iii) the right to transfer less than all but not all of such Shares pursuant to the terms and conditions of such Change in Control transaction; and (iv) the obligation to execute all documents and take any other action reasonably requested by the Company to facilitate the consummation of such Change in Control transaction.

Exhibit 10.9
9.17Performance-Based Awards. Each agreement for the grant of performance-based awards shall specify the number of Shares underlying the Award, the Performance Period and the Performance Goals (each as defined below). As used herein, “Performance Goals” means performance goals specified in the agreement for any Award which the Administrator determines to make subject to Performance Goals, upon which the vesting or settlement of such award is conditioned and “Performance Period” means the period of time specified in an agreement over which the Award which the Administrator determines to make subject to a Performance Goal, are to be earned. Each agreement for a performance-based Award shall specify in respect of a Performance Goal the minimum level of performance below which no payment will be made, shall describe the method of determining the amount of any payment to be made if performance is at or above the minimum acceptable level, but falls short of full achievement of the Performance Goal, and shall specify the maximum percentage payout under the agreement.
9.17.1Mandatory Deferral of Income. The Administrator, in its sole discretion, may require that one or more award agreements contain provisions which provide that, in the event Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company with respect to all or part of any award under the Plan, a Plan Participant’s receipt of the benefit relating to such award that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Plan Participant’s remuneration does not exceed the limit set forth in such provisions of the Code; provided, however, that such deferral does not violate Section 409A of the Code.
SECTION 10
AMENDMENT, SUSPENSION, AND TERMINATION
10.1Amendment, Suspension, or Termination. Except as provided in Section 10.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.
10.1.1Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors, and Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.
10.2No Amendment without Stockholder Approval. The Company shall obtain stockholder approval of any material Plan amendment to the extent necessary or desirable to comply with the rules of the national securities exchange, stock exchange, or national market system on which the Shares are traded or quoted, the 1934 Act, Section 422 of the Code, or other Applicable Law; provided, however, that is any amendment of the Plan effects a repricing of an outstanding Award, stockholder approval shall be required before the repricing is effective.
10.3Effective Date and Duration of Awards . The Plan shall be effective as of the Effective Date, subject to Sections 10.1 and 10.2 (regarding the Board’s right to amend or terminate the Plan), and shall remain in effect thereafter. However, without further stockholder approval, no Award may be granted under the Plan more than ten (10) years after the Effective Date.

Exhibit 10.9
SECTION 11
TAX WITHHOLDING
11.1Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
11.2Withholding Arrangements. The Administrator, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made; provided, however, in the case Shares are withheld by the Company to satisfy the tax withholding that would otherwise by issued to the Participant, the amount of such tax withholding shall be determined by applying the statutory minimum federal, state or local income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld.
SECTION 12
LEGAL CONSTRUCTION
12.1Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.
12.2Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.
12.3Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
12.4Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
12.5Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
12.6Tax Provisions.

Exhibit 10.9
12.6.1Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Status shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Administrator will have any liability to any Participant for such tax or penalty.
12.6.2Section 280G.
(a)In the event that any payment or benefit received or to be received by the Participant pursuant to the terms of any, plan, arrangement, or agreement (including any payment or benefit received in connection with a change of control or the termination of the Employee’s employment) (all such payments and benefits being hereinafter referred to as the “Total Payments”) would be subject (in whole or part) to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code, then the Total Payments shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (after subtracting the amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Employee would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). The Total Payments shall be reduced in the following order: (A) reduction of any cash severance payments otherwise payable to the Participant that are exempt from Section 409A of the Code, (B) reduction of any other cash payments or benefits otherwise payable to the Participant that are exempt from Section 409A of the Code, but excluding any payment attributable to the acceleration of vesting or payment with respect to any equity award with respect to the Shares that is exempt from Section 409A of the Code, (C) reduction of any other payments or benefits otherwise payable to the Participant on a pro-rata basis or such other manner that complies with Section 409A of the Code, but excluding any payment attributable to the acceleration of vesting and payment with respect to any equity award with respect to the Shares that is exempt from Section 409A of the Code, and (D) reduction of any payments attributable to the acceleration of vesting or payment with respect to any equity award with respect to the Shares that is exempt from Section 409A of the Code.
(b)For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Participant shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the written opinion of an accounting firm or compensation consulting firm with nationally recognized standing and substantial expertise and

Exhibit 10.9
experience on Section 280G matters (the “280G Firm”) selected by the Company, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of the 280G Firm, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the Base Amount (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the 280G Firm in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. All determinations related to the calculations to be performed pursuant to this Section 12.6.2(b) shall be done by the 280G Firm.
(c)The 280G Firm will be directed to submit its determination and detailed supporting calculations to both the Participant and the Company within fifteen (15) days after notification from either the Company or the Participant that the Participant may receive payments which may be “parachute payments.” The Participant and the Company will each provide the 280G Firm access to and copies of any books, records, and documents in their possession as may be reasonably requested by the 280G Firm, and otherwise cooperate with the 280G Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this letter agreement. The fees and expenses of the 280G Firm for its services in connection with the determinations and calculations contemplated by this letter agreement will be borne by the Company.
12.6.3Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the Shares acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.
12.7Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.
12.8Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.
SECTION 13
EXECUTION
IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the Adoption Date.
DIGITAL TURBINE, INC.
By: _______________________________________
Its Secretary

Exhibit 10.9
FIRST AMENDMENT TO THE
2020 EQUITY INCENTIVE PLAN OF
DIGITAL TURBINE, INC.
This First Amendment (this “First Amendment”) to the 2020 Equity Incentive Plan of Digital Turbine, Inc. (the “Plan”) is made by Digital Turbine, Inc., a Delaware corporation (the “Company”), pursuant to the authorization of the Board of Directors of the Company (the “Board”).
WHEREAS, the Board deems it to be in the Company’s best interest to amend the Plan to provide for the administration of the Plan from a tax standpoint with respect to employees, directors and consultants who are performing services outside the United States (the “Amendment”);
WHEREAS, Section 10.1 of the Plan authorizes the Board to amend, suspend or terminate the Plan; and
WHEREAS, the Board has determined that this Amendment is not a material amendment to the Plan.
NOW, THEREFORE, pursuant to the authority granted to the Board in Section 10.1 of the Plan, the Plan is hereby amended as follows:
Section 3.2 of the Plan is amended by adding the following at the end of such Section 3.2:
“Furthermore, the Administrator may grant Awards to Employees, Nonemployee Directors and Consultants who are subject to the tax laws of nations other than the United States which may have terms and conditions as determined by the Administrator as necessary to comply with, and/or as necessary to enable the grant of Awards to such Participants in a tax compliant manner under, applicable foreign laws. The Administrator may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity.”
Except as provided above, the Plan shall remain unchanged and in full force and effect.
IN WITNESS WHEREOF, the Company, by its duly authorized officer has executed this Amendment on this ____ day of May, 2021.
Digital Turbine, Inc.
By:
Name:
Title:

Exhibit 10.9
APPENDIX FOR PARTICIPANTS IN ISRAEL
2020 EQUITY INCENTIVE PLAN OF
DIGITAL TURBINE, INC.
    The purpose of this Appendix is to set forth specific procedures to be followed in the event any Awards are granted to Israeli Participants (as defined below) so that the Israeli Participants are able to enjoy tax treatment of such Awards under the Israeli ITO (as defined below) that is substantially similar to the tax treatment of Awards already contemplated under the Plan (as defined below) for non-Israeli Participants. This Appendix has been adopted by the Board and by the Administrator under its authority as set forth in Section 3 of the Plan. Because this Appendix contains only procedural terms that are designed to enable Israeli Participants to receive substantially similar tax treatment as already contemplated under the Plan, this Appendix is deemed not to be a material amendment to the Plan.
1.General
1.1This Appendix (this “Appendix”) to the 2020 Equity Incentive Plan of Digital Turbine, Inc. of September 15, 2020, as amended on May 13, 2021 (the “Plan”) is effective as of May 13, 2021 (the “Effective Date”) and has been adopted by the Company's Board pursuant to Section 10.1 of the Plan.
1.2This Appendix shall apply only to persons who are Employees, Nonemployee Directors of, or Consultants to an Israeli resident Affiliate and deemed to be residents of the State of Israel for tax purposes or are otherwise subject to taxation in Israel with respect to grants of equity awards (the “Israeli Participants”).
1.3This Appendix is to be read as a continuation of the Plan and only modifies the terms of Awards granted to Israeli Participants so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of the Israeli ITO (as defined below), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Participants.
1.4The Plan and this Appendix are complementary to each other and shall be deemed as one. In any case of contradiction with respect to Awards granted to Israeli Participants, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in this Appendix shall prevail.
2.Definitions
Any capitalized term not specifically defined in this Appendix shall be construed according to the definition or interpretation given to it in the Plan. The following additional definitions will apply to grants made pursuant to this Appendix:
“Award” means, solely for the purpose of this Appendix, individually or collectively, Options, SARs, Restricted Stock or Restricted Stock Units, granted by the Company to an Israeli Participant, in accordance with the provisions of the Plan, provided that they are payable only or settled only using Shares.
“Award Share” means a Share issued upon exercise of an Award or vesting of an Award, as

Exhibit 10.9
applicable, or, if applicable, a freely transferable Share issued to a Grantee not resulting from another type of Award.
“102 Award” means a grant of an Award to an Eligible 102 Participant pursuant to the provisions of Section 102 of the ITO, the Rules, and any other regulations, rulings, procedures or clarifications promulgated thereunder, or under any other section of the ITO that will be relevant for such issuance in the future.
“102 Capital Gains Track Award” means a 102 Trustee Award qualifying for the special tax treatment under the Capital Gains Track.
“102 Ordinary Income Track Award” means a 102 Trustee Award qualifying for the ordinary income tax treatment under the Ordinary Income Track.
“102 Non-Trustee Award” means an Award granted to an Eligible Participant pursuant to Section 102(c) of the ITO, which will not be subject to a Taxation Track and will not be held in Trust.
“102 Trustee Award” means an Award granted pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Participant, and includes both 102 Capital Gains Track Awards and 102 Ordinary Income Track Awards.
“3(i) Award” means an Award granted to an Israeli Participant who is not an Eligible 102 Participant, which is subject to taxation pursuant to Section 3(i) of the ITO.
“Beneficial Participant” means the Participant for the benefit of whom the Trustee holds an Award in Trust.
“Capital Gains Track” means the capital gains tax track under Sections 102(b)(2) and 102(b)(3) of the ITO.
“Controlling Shareholder” means a “controlling shareholder”, as such term is defined in Section 32(9)(a) of the ITO, as may be amended or replaced from time to time.
“Election” means the Company’s choice of the type (as between Capital Gains Track or Ordinary Income Track) of 102 Trustee Grants it will make under the Plan, as filed with the ITA.
“Eligible 102 Participant” means any Israeli Participant who is an Employee, a Nonemployee Director or an office holder of an Israeli Affiliate, and who is not a Controlling Shareholder.
“Israeli Affiliate” an Israeli resident Affiliate of the Company.
“ITA” means the Israeli Tax Authorities.
“ITO” means the Israeli Income Tax Ordinance (New Version) 1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Rules, all as may be amended from time to time.
“Required Holding Period” means the requisite period prescribed by the ITO and the Rules, or such other period as may be required by the ITA, with respect to 102 Award, during which

Exhibit 10.9
Awards or Shares granted or issued by the Company must be held by the Trustee for the benefit of the Israeli Participant.
“Ordinary Income Track” means the ordinary income track under Section 102(b)(1) of the ITO.
“Rights” means rights issued in respect of Shares, including but not limited to bonus shares.
“Rules” means the Income Tax Rules (Tax benefits in Stock Issuance to Employees) 5763-2003.
“Section 102” shall mean the provisions of Section 102 of the ITO, as amended from time to time.
“Tax” means any and all federal, provincial, state and local taxes of any applicable jurisdiction, and other governmental fees, charges, duties, impositions and liabilities of any kind whatsoever, including social security, national health insurance or similar compulsory payments, together with all interest, linkage for inflation, penalties and additions imposed with respect to such amounts.
“Taxation Track” means each of the Ordinary Income Track or the Capital Gains Track.
“Trust” means the holding of an Award or an Award Share by the Trustee in Trust for the benefit of the Beneficial Participant, pursuant to the instructions of a Taxation Track.
“Trustee” means a person or entity designated by the Board to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO, as may be replaced from time to time in accordance with the provisions of the ITO.
3.Types of Awards and Section 102 Election
3.1102 Trustee Awards shall be granted pursuant to either (a) the Capital Gains Track or (b) the Ordinary Income Track. The Company’s Election regarding the type of 102 Trustee Award it chooses to make shall be filed with the ITA. Once the Company has filed such Election, it may change the type of 102 Trustee Award that it chooses to make only after the passage of at least 12 months from the end of the calendar year in which the first grant was made in accordance with the previous Election, or following the lapse of any shorter or longer period, if provided by Applicable Law. For the avoidance of doubt, such Election shall not prevent the Company from granting 102 Non-Trustee Awards to Eligible 102 Participants at any time.
3.2Eligible 102 Participants may receive only 102 Trustee Awards or 102 Non-Trustee Awards under this Appendix. Israeli Participants who are not Eligible 102 Participants may be granted only 3(i) Awards under this Appendix.
3.3No 102 Trustee Awards may be made effective pursuant to this Appendix until 30 days after the requisite filings required by the ITO and the Rules have been made with the ITA.
3.4The Award Agreement, or other documents evidencing the Awards granted pursuant to the Plan and this Appendix shall indicate whether the Award granted is a 102 Trustee Award, a 102 Non-Trustee Award or a 3(i) Award; and, if the grant is a 102 Trustee Award, whether it is a 102 Capital Gains Track Award or a 102 Ordinary Income Track Award. Notwithstanding Section 5.2 of the Plan, for Israeli Participants the Award Agreement

Exhibit 10.9
should not specify whether an Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
3.5The Administrator shall provide the Trustee with a certified copy of the specific Administrator's resolution approving the grant of the 102 Trustee Awards and a list with the grant details, all within 45 days from the Grant Date. Within ninety (90) days following such resolution, the Administrator shall provide the Trustee with fully executed copies of the corresponding Award Agreements.
4.Terms and Conditions of 102 Trustee Awards
4.1Each 102 Trustee Award will be deemed granted on Grant Date, and shall be subject to compliance with the requirements of Section 102 and the execution of any document by the Israeli Participant required pursuant to this Section 4.
4.2Notwithstanding Sections 5.3.1, 5.3.2 and 6.1.2 of the Plan, the Administrator may grant 102 Capital Gains Track Awards with Exercise Price equal to the average value of the Company’s Shares on the thirty (30) trading days preceding the Grant Date, even if such Exercise Price is lower than the minimum of 100% (or 110%) of the Fair Market Value set forth in the above said Sections of the Plan.
4.3Notwithstanding section 5.6.2 of the Plan, each 102 Trustee Award granted to an Eligible 102 Participant and each certificate (which may be in book entry form) for Award Shares or Shares issued subsequently following any realization of Rights derived from the Awards, representing such Shares, shall be issued to the Trustee (or the Trustee's designated broker) and shall be held in trust for the benefit of the Beneficial Participant for the Required Holding Period. In the event that the Shares are listed on any stock exchange or quotation system – any Award Shares and Shares issued subsequently following any realization of Rights derived from the Awards shall be deposited in the Trustee’s account within ninety (90) days from Date of Grant.
4.4Each 102 Trustee Award shall be subject to the relevant terms of Section 102 and the ITO, as may be amended or replaced from time to time, which shall be deemed an integral part of the 102 Trustee Award and shall prevail over any term contained in the Plan, this Appendix or any agreement that is not consistent therewith. Any provision of the ITO and any additional terms required by the ITA not expressly specified in this Appendix or the Award Agreement, as applicable, which are necessary to receive or maintain any tax benefit pursuant to the Section 102 shall be binding on the Eligible 102 Participant.
4.5The Trustee and the Eligible 102 Participant granted a 102 Trustee Award shall comply with the ITO, and the terms and conditions of the applicable agreement entered into between the Company and/or an Israeli Affiliate and the Trustee. For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the Rules. Further, the Eligible 102 Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any Applicable Law, and, particularly, Section 102.
4.6In accordance with Section 102, the tax benefits afforded to 102 Awards and Award Shares in accordance with the Ordinary Income Track or Capital Gains Track, as applicable, shall be contingent upon the Trustee holding such 102 Awards or Award

Exhibit 10.9
Shares for the applicable Required Holding Period. During the Required Holding Period, the Eligible 102 Participant shall not require the Trustee to release or sell any 102 Trustee Awards, any Award Shares and/or any Shares received subsequently following any realization of rights derived from the Awards (including, without limitation, stock dividends) to the Eligible 102 Participant or to a third party, unless permitted to do so by Applicable Law.
Notwithstanding the foregoing, the Trustee may at any time after the Awards are exercised or vested, as the case may be, pursuant to a written request and subject to Applicable Law (i) release from the Trust the Award Shares issued, on behalf of such Beneficial Participant, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Participant, provided, however, that both of the following conditions have been fulfilled prior to such transfer: (a) all taxes required to be paid upon the release and transfer of such Awards and/or Award Shares have been withheld for transfer to the competent tax authorities and (b) the Trustee has received written confirmation from the Administrator or Administrator's designee that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, any applicable agreement and any Applicable Law; or (ii) Alternatively, provided the Shares are listed on any stock exchange or quotation system, sell any Award Shares, the Company and/or the Trustee shall use their reasonable efforts to effect such sale and shall transfer such Award Shares to the purchaser thereof concurrently with the receipt of, or after having made suitable arrangements to secure, the payment of the proceeds of the purchase price in such transaction. The Company and/or the Trustee, as applicable, shall withhold from such proceeds any and all Taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Participant, reporting to such Beneficial Participant the amount so withheld and paid to said tax authorities.

To avoid doubt such sale or release during the Required Holding Period will result in different tax ramifications to the Eligible 102 Participant under Section 102 of the ITO and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Participant.
4.7In the event a stock dividend is declared and/or additional Rights are granted with respect to Award Shares, such dividend and/or rights shall also be subject to the Taxation Track applying to the Award and to the provisions of this Section 4 and the Required Holding Period for such Award Shares and/or Rights shall be measured from the commencement of the Required Holding Period for the Awards with respect to which the dividend was declared and/or Rights granted. In the event of a cash dividend on Shares, the Trustee shall transfer the dividend proceeds to the Eligible 102 Participant after deduction of Taxes and mandatory payments in compliance with applicable withholding requirements.
4.8Dividend equivalent, if distributed with respect to unvested Restricted Stock Units that were granted to an Eligible 102 Participant, will be paid to the Trustee or to the relevant Israeli Affiliate which employs such Eligible 102 Participant, as the case may be, and will be classified as ordinary income of such Eligible 102 Participant. The Trustee or the said Israeli Affiliate shall withhold Taxes from such dividend equivalents as may be required pursuant to Section 102 and any Rules, regulations or orders promulgated thereunder, or

Exhibit 10.9
in accordance with a valid tax withholding certificate of the ITO, as the case may be.
4.9Upon receipt of any 102 Trustee Award, the Eligible 102 Participant will consent to the grant of the 102 Trustee Award under Section 102 and will undertake to comply with the terms and conditions of (i) Section 102 and any Rules, regulations or orders promulgated thereunder; (ii) any tax arrangement and/or ruling of the ITA, to the extent applicable; and (iii) the trust arrangement between the Company or the relevant Affiliate and the Trustee. Without derogating from the foregoing, each Eligible 102 Participant shall undertake not to sell or transfer the Awards and/or the Award Shares prior to the lapse of the applicable Required Holding Period, unless he or she pays all Taxes that may arise in connection with such sale and/or transfer.
4.10Voting Rights. As long as the Trustee holds the Award Shares, the voting rights at the general meeting of the Company's shareholders attached to such Award Shares will remain with the Trustee. However, the Trustee shall not be obligated to exercise such voting rights at general meetings nor notify the Beneficial Participant of any Award Shares held in the Trust, of any meeting of the Company’s shareholders.

Without derogating from the above, any Award Shares derived from the exercise or vesting of 102 Trustee Awards shall be voted in accordance with the provisions of Section 102 and any Rules, regulations or orders promulgated thereunder.
4.11With respect to a 102 Trustee Award, a copy of any notice of exercise shall be provided to the Trustee, in such form and method as may be determined by the Trustee in accordance with the requirements of Section 102.
5.Limited Transferability of Awards and Award Shares
In addition to any limitation or restriction on the transferability of Awards and/or Shares pursuant to the Plan, as long as Awards and/or Award Shares are held by the Trustee on behalf the Eligible 102 Participant, all rights over the Awards and Award Shares are personal, can not be transferred, assigned, pledged given as collateral or mortgaged, other than by will or pursuant to the laws of descent and distribution.
6.Taxation
6.1Any tax consequences arising from the grant, vesting or exercise of any Award, from the issuance or sale of Award Shares, or from any other event or act (of the Company and/or its Affiliates and/or the Trustee and/or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or its Affiliates and/or the Trustee shall withhold Taxes according to the requirements under the applicable laws, rules, and regulations. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such Tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Participant. Without derogating from Section 11 of the Plan, the Company and/or any of its Affiliates and/or the Trustee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all Taxes required by law to be withheld with respect to grants under the Plan and the exercise and/or sale or other

Exhibit 10.9
disposition thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter to be provided to the Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring the Participant to pay to the Company or any of its affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Award Shares and/or (iii) by causing the exercise and sale or disposition of any Award or Award Shares held by or on behalf of the Participant to cover such liability. In addition, the Participant will be required to pay any amount due in excess of the Tax withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.
6.2The Company and/or, when applicable, the Trustee shall not be required to release any Award or Share to an Israeli Participant until all required Tax payments have been fully made or duly guaranteed to their full satisfaction.
6.3With respect to 102 Non-Trustee Awards, if the Participant ceases to be employed by the Company or any Affiliate, the Eligible 102 Participant shall extend to the Company and/or the relevant Affiliate, to their full satisfaction, a security or guarantee for the payment of Tax due at the time of sale of the Award Shares, all in accordance with the provisions of Section 102 of the ITO and the Rules.
7.Termination of Continuous Status as Employee
Notwithstanding anything to the contrary in the Plan, the termination of Continuous Status of an Eligible 102 Participant as Employee shall be the cessation of the employee-employer relationship between such Participant and the Company or its Affiliate. It is clarified that a statutory maternity leave shall be deemed a leave of absence approved by the Company for the purpose of Section 2.15 of the Plan.
8.One Time Award
The Awards and Award Shares are extraordinary, one-time benefits granted to the Israeli Participants, and are not and shall not be deemed a salary component for any purpose whatsoever, including in connection with calculating severance compensation under Applicable Law.
9.Governing Law
Notwithstanding anything to the contrary in the Plan, including without limitation Section 12.7 of the Plan, with respect to Israeli Participants subject to this Appendix, this Appendix, the Awards granted hereunder and the corresponding Award Agreements shall be governed by, and interpreted in accordance with, the laws of the State of Israel, without giving effect to any conflict of law provisions.
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